Exhibit 99.1

FOR IMMEDIATE RELEASE

VERENIUM REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER 2009

— Improved product sales mix and gross margin, increased cash and reduced debt; important steps in positioning the Company for growth —

CAMBRIDGE, Mass., November 9, 2009 — Verenium Corporation (NASDAQ: VRNM), a pioneer in the development of next-generation cellulosic ethanol and high-performance specialty enzymes, today reported corporate accomplishments and financial results for the third quarter.

“I am very pleased with the considerable progress Verenium has made over the last quarter in both our biofuels and our specialty enzymes businesses,” said Carlos A. Riva, President and Chief Executive Officer of Verenium. “I am particularly enthusiastic about the ongoing discussions with the DOE for a loan guarantee for our first commercial facility, as well as the significant improvements we made to our overall capital structure, which I believe better position the Company for future growth and success.”

Company Highlights and Accomplishments

Verenium has made significant progress and achieved several important milestones. Most recent accomplishments include:

Corporate

•	Raised $12.3 million in net proceeds through a public offering of common stock, providing the Company with additional working capital;

•	Received a scheduled payment of $14 million from BP as part of the Galaxy Biofuels collaboration;

•	Completed 5.5% convertible note exchanges to reduce debt and create additional financial flexibility;

•	Effected a 1-for-12 reverse stock split in order to appeal to a broader investor base and maintain compliance with NASDAQ’s listing requirements; and

•	Continued to aggressively manage expenses and conserve capital.

Biofuels Business

•	Hired Carey Buckles as Vice President of Biofuels Operations, solidifying the leadership team at the Company’s demonstration and pilot plants in Jennings, LA;

•	Continued the optimization process at the demonstration plant, including:

•	Running the fully-integrated process from start to finish using energy cane to produce ethanol; and

•	Scaling up on-site enzyme production, putting the Company ahead of target with development plans in this area.

•

Through Vercipia, the Company’s commercial development joint venture with BP, entered the due diligence phase of the U.S. Department of Energy’s Title XVII Loan Guarantee Program for the commercial cellulosic ethanol project in Highlands County, Florida;

•	Signed an agreement with Value Prior to Pulping (VPP) to test the Company’s C5 technology to create biofuels from feedstocks sourced from the pulping process.

Specialty Enzymes Business

•	Significantly increased sales of Fuelzyme®-LF and Veretase™ alpha-amylase year to date, indicating continued demand for our enzyme products in the corn ethanol industry;

•	Purifine® continued to gain commercial traction, including the recent signing of a long-term contract with a major soybean oil processor in Latin America;

•	Achieved third quarter and year to date product gross margin dollar improvement on slightly lower product revenue compared to prior year periods; and

•

Completed a research collaboration with Syngenta, receiving rights to several enzyme product candidates in late-stage development, and license fees and rights to future royalties for a commercial enzyme candidate licensed to a third party.

Financial Position

•	Ended the third quarter with unrestricted cash totaling $21.0 million, of which $6.4 million was held by Vercipia, one of the Company’s joint ventures with BP;

•	Reduced the face value of debt by approximately $60 million year-to-date through the amendment and subsequent conversion of 8% notes, and exchanges of 5% notes.

“We have recently taken some important steps to raise capital and reduce debt, creating a capital structure for the Company that supplies us with additional flexibility to focus on key corporate initiatives,” said James E. Levine, Executive Vice President and Chief Financial Officer. “In addition, I am pleased that our Specialty Enzyme business generated improved product revenues and gross margin dollars over last quarter, resulting from an improved mix of sales from our overall enzyme product portfolio.”

Financial Results

Total revenues for the third quarter and nine months ended September 30, 2009 were $18.6 million and $49.3 million, respectively, compared to $16.4 million and $49.9 million for the same periods in the prior year, with product revenues representing more than 55 percent of total revenues in all periods.

Product revenues for the third quarter and nine months ended September 30, 2009 were $11.0 million and $32.1 million, respectively, compared to $12.4 million and $37.0 million for same periods in the prior year, representing a decrease of 11 percent for the third quarter and 13 percent decrease for the nine months ended September 30, 2009, reflecting the impact of the current economic recession. The decrease in product revenue for the nine months ended September 30, 2009 also reflects the Company’s discontinuation of its Bayovac-SRS and Quantum product lines during early 2008. The decrease in product revenue from these sources was offset in part by an increase in revenue from Fuelzyme, the Company’s alpha amylase for corn ethanol.

Product gross margin increased in the third quarter of 2009, versus the same period in the prior year, due primarily to a reduction in inventory losses compared to 2008 related to contamination issues in the Phyzyme enzyme manufacturing process, resulting in a lower product gross margin in 2008.

Excluding cost of product revenues, total operating expenses decreased to $28.0 million and $81.9 million for the three and nine months ended September 30, 2009 from $135.1 million and $183.7 million for the three and nine months ended September 30, 2008. The year-over-year decrease in total gross operating expenses (excluding cost of product revenues) relates primarily to the $106.1 million non-cash goodwill impairment charge recorded in September 2008. Excluding the goodwill impairment charge, total operating expenses (excluding cost of product revenues) decreased $1.0 million during the three months ended September 30, 2009 as compared to the same period in 2008, primarily due to lower transaction-related costs, and increased $4.4 million during the nine months ended September 30, 2009 as compared to the same period in 2008, primarily due to the acceleration of biofuels development and commercialization efforts in 2009. Total operating expenses include gross expenses incurred to support ongoing development related to the Company’s consolidated joint ventures with BP, Galaxy and Vercipia. BP’s share of the Company’s total operating expenses was $8.7 million and $25.5 million for the three and nine months ended September 30, 2009 and $5.0 million for the three and nine months ended September 30, 2008, and is included below operating expenses as “Loss attributed to non-controlling interest in consolidated entities” on the Company’s Condensed Consolidated Income Statement. On a non-GAAP basis, net of BP’s share of expenses, pro forma net operating expenses decreased as compared to prior periods, reflecting the cost sharing and the Company’s expense minimization efforts.

Net interest expense related almost exclusively to the cash and non-cash interest expense from the Company’s convertible debt instruments. Of total net interest expense for the third quarter and nine months ended September 30, 2009, $0.6 million and $2.8 million, respectively, represents non-cash interest expense related to the Company’s 8% convertible notes, compared to $1.3 million and $3.1 million in non-cash interest for the same periods in 2008.

Net loss attributed to Verenium for the quarter and nine months ended September 30, 2009 was $2.3 million and $18.9 million, respectively, compared to $126.1 million and $164.6 million for the same periods in 2008. Adjusted for the non-cash impact of accounting related to the 8% and 9% convertible notes and non-cash goodwill impairment charge, the Company’s non-GAAP pro-forma net loss for the quarter ended September 30, 2009 was $10.5 million, as compared to $19.5 million for the same period in the prior year, and $36.6 million and $56.0 million for the nine months ended September 30, 2009 and 2008. The Company believes that excluding the non-cash impact of these items provides a more consistent measure of operating results.

As of September 30, 2009, the Company had unrestricted cash and cash equivalents totaling approximately $21 million, of which $6.4 million was held by the Company’s consolidated joint venture with BP, Vercipia, which is available solely for the operations of Vercipia. On July 1, 2009, the Company received a payment of $14 million from BP, which was the final installment of the transaction fee due to us as part of the Galaxy Biofuels Joint Development and License Agreement effective August 1, 2008. Subsequent to the end of the third quarter, we raised $12.3 million in net proceeds through a public offering of common stock, which is not included in the end-of-quarter cash balances.

Since January 1, 2009, a significant portion of the Company’s 8% convertible notes have been converted by various note holders in exchange for common stock, which decreased the aggregate face value of the remaining 8% notes. In addition, in September, certain 5.5% note holders exchanged approximately $30.5 million in aggregate principal of 5.5% notes for approximately $13.7 million of 9% convertible senior secured notes, resulting in a $16.8 million reduction in the face value of Company’s debt outstanding.

About Verenium

Verenium Corporation is a leader in the development and commercialization of cellulosic ethanol, an environmentally-friendly and renewable transportation fuel, as well as high-performance specialty enzymes for applications within the biofuels, industrial, and animal health markets. The Company possesses integrated, end-to-end capabilities and cutting-edge technology in pre-treatment, novel enzyme development, fermentation and project development for next-generation biofuels. Through Vercipia, a 50-50 joint venture with BP, the Company is moving rapidly to commercialize cellulosic technology for the production of ethanol from a wide array of non-food feedstocks, including dedicated energy crops, agricultural waste, and wood products. In addition to the vast potential for biofuels, a multitude of large-scale industrial opportunities exist for the Company for products derived from the production of low-cost, biomass-derived sugars.

Verenium’s Specialty Enzyme business harnesses the power of enzymes to create a broad range of specialty products to meet high-value commercial needs. Verenium’s world class R&D organization is renowned for its capabilities in the rapid screening, identification, and expression of enzymes-proteins that act as the catalysts of biochemical reactions. For more information on Verenium, visit http://www.verenium.com.

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to the Company’s operations, capabilities, commercialization activities, target markets, cellulosic ethanol facilities, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium’s demonstration plant, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium’s dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2008 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts:

Kelly Lindenboom	Sarah Carmody
Vice President, Corporate Communications	Sr. Corporate Communications Associate
617-674-5335	617-674-5357
kelly.lindenboom@verenium.com	sarah.carmody@verenium.com

Verenium Corporation

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(Adjusted) (1)		(Adjusted) (1)
Revenues:
Product	$11,026	$12,377	$32,094	$36,953
Grant	6,612	1,171	13,644	2,717
Collaborative	972	2,828	3,554	10,244

Total revenue	18,610	16,376	49,292	49,914

Operating expenses:
Cost of product revenue	7,278	9,569	20,483	27,022
Research and development	16,514	15,267	50,461	45,048
Selling, general and administrative	11,448	13,720	31,485	32,468
Goodwill impairment charge	—	106,134	—	106,134

Total operating expenses	35,240	144,690	102,429	210,672

Loss from operations	(16,630)	(128,314)	(53,137)	(160,758)

Interest income, net	35	173	109	844
Interest expense	(2,602)	(2,508)	(9,089)	(7,262)
Loss on exchange of 2007 convertible notes	—	—	—	(3,599)
Gain on amendment of 2008 convertible notes	3,977	—	3,977	—
Gain (loss) on debt extinguishment	2,511	(63)	8,629	(147)
Gain (loss) on net change in value of derivative assets and liabilities	1,712	(428)	5,078	1,282

Net loss	$(10,997)	$(131,140)	$(44,433)	$(169,640)
Loss attributed to non-controlling interest in consolidated entities	8,705	5,000	25,500	5,000

Net loss attributed to Verenium	$(2,292)	$(126,140)	$(18,933)	$(164,640)

Basic and diluted net loss per share	$(0.25)	$(22.98)	$(2.54)	$(31.28)

Shares used in computing basic and diluted net loss per share	9,014	5,490	7,466	5,263

Verenium Corporation

Unaudited Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2009	2008
		(Adjusted) (1)
Cash and cash equivalents	$20,969	$7,458
Accounts receivable, net	9,109	8,051
Inventory, net	3,224	2,432
Other current assets	4,629	2,938
Restricted cash	10,400	10,040
Property and equipment, net	110,302	117,271
Other noncurrent assets	2,834	5,433

Total assets	$161,467	$153,623

Current liabilities, excluding deferred revenue	$29,355	$41,247
Deferred revenue	1,994	3,397
Convertible senior notes, at carrying value	106,310	130,391
Other long term liabilities	5,739	6,280
Noncontrolling interest in consolidated entities	54,000	12,000
Stockholders’ deficit	(35,931)	(39,692)

Total liabilities, noncontrolling interests and stockholders’ deficit	$161,467	$153,623

(1)	Prior year amounts adjusted due to the Company’s adoption of new accounting rules, Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement), (effective January 1, 2009. The adoption of affects the accounting for the Company’s 8% Senior Convertible Notes issued in February 2008 and Due April 1, 2012 (“2008 Notes”). The adoption required retrospective application to the terms of instruments as they existed for all periods presented. For more information, refer to the Company’s Form 8-K, which the Company filed with the Securities and Exchange Commission on September 21, 2009.

Verenium Corporation

Unaudited Supplemental and Non-GAAP Pro Forma Financial Information

(in thousands, except per share amounts)

	Product Gross Margin
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Product revenues	$11,026	$12,377	$32,094	$36,953
Cost of product revenues	7,278	9,569	20,483	27,022

Product gross margin	$3,748	$2,808	$11,611	$9,931

	Non-GAAP Pro Forma Net Operating Expenses
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(Adjusted) (1)		(Adjusted) (1)
Operating expenses (excluding cost of product revenue)	$27,962	$135,121	$81,946	$183,650

Adjustments:
Goodwill impairment charge	—	(106,134)	—	(106,134)
Loss attributed to non-controlling interest in consolidated subsidiaries	(8,705)	(5,000)	(25,500)	(5,000)

Non-GAAP pro forma net operating expenses	$19,257	$23,987	$56,446	$72,516

	Non-GAAP Pro Forma Net Loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(Adjusted) (1)		(Adjusted) (1)
Net loss attributed to Verenium	$(2,292)	$(126,140)	$(18,933)	$(164,640)

Adjustments:
Goodwill impairment charge	—	106,134	—	106,134
Loss on exchange of 2007 convertible notes	—	—	—	3,599
Gain on amendment of 2008 convertible notes	(3,977)	—	(3,977)	—
(Gain) loss on debt extinguishment	(2,511)	63	(8,629)	147
(Gain) loss on net change in value of derivative assets and liabilities	(1,712)	428	(5,078)	(1,282)

Non-GAAP pro forma net loss	$(10,492)	$(19,515)	$(36,617)	$(56,042)

Non-GAAP pro forma net loss per share	$(1.16)	$(3.55)	$(4.90)	$(10.65)

Shares used in computing non-GAAP pro forma net loss per share	9,014	5,490	7,466	5,263